U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2018 (October 5, 2018)

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2018, John J. Gormally submitted to the Board his resignation from his position as the Chief Executive Officer of the Company as a member of the Board, effective immediately. Mr. Gormally’s resignation was voluntary and for health reasons and not a result of any disagreement with the Company or its executive officers on any matter relating to the Company’s operations, policies or practices. In connection with his resignation from the Board, Mr. Gormally entered into a Resignation Agreement with the Company (the “Resignation Agreement”).

In connection with his resignation from the Company, Mr. Gormally will receive the following benefits pursuant to the Resignation Agreement: (i) a cash payment of one hundred thousand dollars ($100,000), which includes any and all wages, bonuses or incentives to which Mr. Gormally may otherwise be entitled, to be paid ten (10) business days after the execution of the Resignation Agreement, and (ii) the Company and Mr. Gormally acknowledge that, in June 2016, the Company attempted to grant Mr. Gormally twenty seven thousand and five hundred (27,500) restricted shares of Company’s common stock, no par value (the “Common Stock”) pursuant to the Company’s 2013 Equity Incentive Plan (the “2013 Shares”), and the Company and Mr. Gormally agree that ten (10) business days after the execution of the Resignation Agreement the Company and Mr. Gormally shall cancel the 2013 Shares and shall grant to Mr. Gormally twenty seven thousand and five hundred (27,500) restricted shares of Common Stock pursuant to the Company’s 2017 Equity Incentive Plan (the “Plan”), and those shares to be deemed fully vested on that date. The Resignation Agreement contains customary provisions, including mutual releases of claims by the Company and Mr. Gormally, as well as confidentiality and non-disparagement covenants. The foregoing description of the Resignation Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Resignation Agreement, a copy of which is filed as Exhibit 10.1 hereto, which is hereby incorporated into this report by reference.

Effective on October 5, 2018, the Board appointed Howard R. Yeaton, who through Financial Consulting Strategies LLC (“FCS”) served previously as a consultant to the Company, to serve as the Chief Executive Officer and interim Chief Financial Officer of the Company. Mr. Yeaton is the managing principal of FCS and the Company’s relationship with FCS shall continue, with FCS continuing to provide accounting services to the Company. FCS is considered to be a related party. During the three and nine months ended September 30, 2018, the Company paid a total of $58,000 to FCS in connection with these services.

In connection with his appointment as the Chief Executive Officer and interim Chief Financial Officer of the Company, the Company and Mr. Yeaton entered into an offer of employment, dated October 5, 2018 (the “Employment Agreement”).

The Employment Agreement provides for the following compensation for Mr. Yeaton: (i) twenty-five thousand dollars ($25,000) per annum in base salary, (ii) a monthly grant of thirty thousand (30,000) unrestricted shares of the Common Stock pursuant to the Plan, (iii) Mr. Yeaton will be afforded other Company employee benefits including, health insurance, dental insurance, basic life and accidental death and dismemberment insurance, long and short term disability insurance and participation in the Company’s 401(k) Plan, and (iv) will be reimbursed for reasonable and necessary travel and business expenses including the expenses of travel and hotel stays in or near Thorofare, New Jersey.

The Company may terminate the Employment Agreement for any reason or no reason, and Mr. Yeaton may voluntarily resign for any reason or no reason, in either case upon 60 days advance written notice to the other party. In the event that the Employment Agreement is terminated as a result of a Change of Control (as defined in the Employment Agreement), the company will award two hundred thousand (200,000) unrestricted shares of the Common Stock pursuant to the Plan.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

The following is certain biographical information regarding the Company’s new Chief Executive Officer and Chief Financial Officer:

Howard R. Yeaton, has been the Managing Principal of Financial Consulting Strategies, LLC since 2003, a firm serving principally early stage public companies with financial reporting support and other related strategic services. Mr. Yeaton currently serves as a director, Vice Chairman and Chairman of the audit committee for Stewardship Financial Corporation, a community bank. Mr. Yeaton has served as Interim Chief Financial Officer of Propel Media, Inc. since 2014 and, from July 2014 to July 2015, Mr. Yeaton served as Interim Chief Financial Officer of Energous Corporation, a public company listed on the Nasdaq Capital Market; both clients of Financial Consulting Strategies, LLC. In addition, prior to founding Financial Consulting Strategies, LLC, Mr. Yeaton served in various financial leadership positions for Konica and Teco Energy. Mr. Yeaton began his career with Deloitte, an international accounting and auditing firm. Mr. Yeaton has a BS in accounting from Florida State University in Tallahassee, FL, and a Master’s in Business Administration from the University of Connecticut in Storrs, CT.

Item 8.01.	Other Information.

On October 8, 2018, the Board of Directors (the “Board”) of Akers Biosciences, Inc. (the “Company”) following a review of the Company’s commercial and product development strategies, determined that it is in the best interests of the Company to focus primarily on the commercialization of its Particle Immuno-Filtration Assay (PIFA®) Technology platform, and to explore other commercial opportunities for the deployment of PIFA® technology, which is also utilized in the Company’s core commercialized products, the PIFA® Heparin/PF4 and PIFA® Pluss/PF4 rapid assays, which test for an allergic reaction to Heparin. (the Company will continue to manufacture BreathScan Alcohol Detectors (based on the Company’s Micro Particle Catalyzed (MPC®) Biosensor technology platform) and Tri-Cholesterol products (based on the Company’s Rapid Enzymatic Assay (REA™) technology platform). The Company is taking steps to improve its market presence for these products including the use of specialized independent sales representatives and through a program to educate the marketplace through the preparation and publication of additional clinical studies and physician seminars on the risks associated with heparin induced thrombocytopenia.

On September 17, 2018, the Company reached an amicable resolution by way of a settlement agreement and release (the “Settlement Agreement”) with Pulse Health, LLC, an Oregon limited liability company (the “Plaintiff”) with respect to the lawsuit Plaintiff filed against the Company, in the United States District Court, District of Oregon (the “Court”), Case No.:3:16-CV-01919-HZ (the “Litigation”), effective upon the Court entering a permanent injunction against the Company, which the Court has entered on to the docket on October 4, 2018. Pursuant to the settlement reached between the Plaintiff and the Company will pay $930,000 to the Plaintiff. The Company has also agreed to a permanent injunction and will not make, use, sell or offer to sell the BreathScan OxiChek™ product, any product that detects aldehydes or oxidative stress in exhaled human breath or breath condensate using either basic fuchsin or sodium metabisulfite or any form, analog or equivalent thereof, and the BreathScan Lync device, or any equivalent thereof, as part of a test for aldehydes or oxidative stress in human exhaled breath or breath condensate. The Company does not anticipate a material impact on revenues as a result of the withdrawal of the BreathScan OxiChek™ product from sale. The Settlement Agreement does not contain any admission of liability, wrongdoing, or responsibility by any of the parties.

On October 6, 2018, finnCap Ltd, the Company’s Nominated Adviser on the AIM market of the London Stock Exchange (“finnCap”), gave the Company formal three months’ notice of its resignation as the Company’s Nominated Adviser and Broker. Should finnCap cease to act as the Company’s Nominated Adviser and the Company does not appoint a replacement Nominated Adviser, the Company’s shares will be suspended from trading on AIM with immediate effect. The Company would then have one further month to appoint a replacement Nominated Adviser failing which the admission of its AIM securities will be cancelled.

On October 8, 2018 , the Company issued a press release announcing the matters described in Items 5.02 and 8.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Resignation Agreement

10.2	Offer of Employment, dated October 5, 2018

99.1	Press Release of the Company, dated October 8, 2018

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the press release included herein (and the conference call referred to in such press release), and any statements of representatives and partners of the Company related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, compliance with the requirements of various regulatory agencies and certain NASDAQ Stock Market listing rules, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Retirement Agreement (including changes to the Company’s management) and the Settlement Agreement) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: October 11, 2018	By:	/s/ Howard R. Yeaton
Howard R. Yeaton
Chief Executive Officer